SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 19, 2003

CYTATION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-5388	16-0961436
(Commission File Number)	(I.R.S. Employer Identification Number)
251 Thames Street, No. 8, Bristol, RI	02809
(Address of Principal Executive Offices)	(Zip Code)

(401) 254-8800

(Registrant's Telephone Number, Including Area Code)

 ITEM 5. OTHER EVENTS

On October 6, 2003, the Board of Directors of the Cytation Corporation (the "Company") declared a stock dividend in shares of Solomon Technologies, Inc., a privately held Delaware corporation in the business of developing and selling integrated electric power drive systems for marine and other applications ("Solomon"). Pursuant to the resolution of the Company's Board of Directors, one share of Solomon common stock was to be distributed for each one share of the Company's common stock owned by the Company's stockholders of record on October 20, 2003. The "payment date", or the date of the distribution of the Solomon shares to the Company's stockholders, was to be as soon as practicable after Solomon's registration statement filed with the Securities and Exchange Commission on September 19, 2003 ("Registration Statement") had been declared effective and the common stock has been assigned a trading symbol and approved for trading on the OTCBB or other exchange, provided that these events occurred before December 20, 2003 and provided further that, in the opinion of the Board of Directors of the Company, there had been no material change in the terms of the Registration Statement.

All of the events set forth in the preceding paragraph will not occur before December 20, 2003. Accordingly, the Board of Directors of the Company voted to declare a new record date of December 23, 2003. Pursuant to the resolution of the Company's Board of Directors, one share of Solomon common stock will be distributed for each one share of the Company's common stock owned by the Company's stockholders of record on December 23, 2003. The "payment date", or the date of the distribution of the Solomon shares to the Company's stockholders, will be as soon as practicable after the Registration Statement has been declared effective and the common stock has been assigned a trading symbol and approved for trading on the OTCBB or other exchange, provided that these events occur before February 23, 2004 and provided further that, in the opinion of the Board of Directors of the Company, there has been no material change in the terms of the Registration Statement.

There can be no assurance that the Registration Statement will be declared effective, or that the terms of the Registration Statement will not materially change, or that Solomon's common stock will trade on the OTCBB or other exchange, or that these events will occur before February 23, 2004. Therefore, there can be no assurance that the Company will make the distribution of Solomon common stock to its stockholders.

Each stockholder of the Company receiving shares of Solomon common stock in the distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of Solomon common stock received provided that the Company has current or accumulated "earnings and profits". The Company does not have accumulated earnings and profits but did have current earnings and profits at the end of its second quarter and may have current earnings and profits for its fiscal year ending December 31. Accordingly, the distribution of shares of common stock of Solomon will result in:

  a dividend to the extent of each stockholder's pro rata share of the Company's current earnings and profits, if any, at year end; and then a reduction in each stockholder's basis of the Company's common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and then a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in the Company's common stock. Any gain of this type will generally be long-term capital gain if the common stock of the Company is held as a long-term capital asset on the date of the distribution.

The Company believes that the fair market value of Solomon's shares may be established by trading that develops immediately after the distribution with respect to such shares. However, the distribution is taxable even if a trading market for the shares never develops. On various dates in 2003, Solomon sold shares of its common stock to unrelated parties for $2.00 per share. There can be no assurance that this price will in any way reflect the price at which the Solomon shares will trade after the effectiveness of the Registration Statement.

The Company's stockholders should consult their own advisors as to the specific tax consequences of the distribution, including the application and effect of foreign, state and local tax laws, which may differ from jurisdiction to jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CYTATION CORPORATION

                                                /s/ Richard Fisher
                                              Name:   Richard Fisher
                                              Title:     Chairman

DATE: December 19, 2003